UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Suite 150 Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director

On March 24, 2010, Mr. Theodore J. Henry resigned as a member of the Board of Directors of JBI, Inc., (the “Company”).  Mr. Henry’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Director

On March 24, 2010, the Board of Directors of the Company appointed Mr. Gregory Goldberg to the Company’s Board of Directors.

Gregory Goldberg, Age 48, Gregory Goldberg is an officer and member of PCPM GP, LLC and a manager and member of Professional Traders Management, LLC (“PTM”). Mr. Goldberg was a Principal at Ocean View Capital LLC where he managed a long/short equity fund from 1998 to 2003. From 1994 to 1998, Mr. Goldberg was a Managing Director at Prudential Investments where he was the lead portfolio manager for growth equity products, including mutual funds, variable annuities and general accounts totaling 2 billion USD. Mr. Goldberg has twenty years of Wall Street experience. Mr. Goldberg received his Bachelors of Science in Business Administration, Marketing/Finance, cum laude, from Marist College in 1984.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There are no employment agreements between the Company and any of it directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: March 30 , 2010	By:	/s/ John Bordynuik
John Bordynuik
President & Chief Executive Officer